       EXHIBIT 23

       INDEPENDENT AUDITORS CONSENT



       We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-21409 of Delta Clearing Corp. of our report dated March 15, 1997 appearing in the Prospectus, which is a part of such Registration Statement, and reference to us under the heading "Experts" in such Prospectus.


       /s/ DELOITTE & TOUCHE LLP



       May 5, 1997
       New York, New York

       EXHIBIT 23

                            Consent of Independent Auditors

       Board of Directors
       Delta Clearing Corp.:


       We consent to the use of our report dated March 15, 1996, relating to the statement of financial condition of Delta Clearing Corp. as of December 31, 1995 and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995, included herein and to the reference to our firm under the heading "Experts" in the Prospectus.


                                     /s/ KPMG PEAT MARWICK LLP


       New York, New York
       May 5, 1997


                                         II-9